================================================================================



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                  July 20, 1999

                         Commission file number 1-13163
                                   -----------

                         TRICON GLOBAL RESTAURANTS, INC.
             (Exact name of registrant as specified in its charter)

    North Carolina                                         13-3951308
-----------------------------------                   ----------------------
(State or other jurisdiction of                          (IRS Employer
of incorporation or organization)                         Identification No.)


               1441 Gardiner Lane, Louisville, Kentucky    40213
             (Address of principal executive offices)    (Zip Code)


       Registrant's telephone number, including area code: (502) 874-8300


        Former name or former address, if changed since last report: N/A


================================================================================

Item 5.           OTHER EVENTS
                  ------------

                  On July 20, 1999, TRICON Global Restaurants, Inc. issued a press release with respect to earnings for the second quarter ended June 12, 1999. A copy of such press release is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 7.           FINANCIAL STATEMENTS AND EXHIBITS
                  ---------------------------------

                  (c)      Exhibits

                  99 Press release dated July 20, 1999 from TRICON Global Restaurants, Inc.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    TRICON GLOBAL RESTAURANTS, INC.
                                    -------------------------------
                                             (Registrant)



Date:    July 23, 1999              /s/   Robert L. Carleton
         ------------------         --------------------------------------------
                                          Robert L. Carleton
                                          Senior Vice President and Controller
                                          (Principal Accounting Officer)

                                                                      EXHIBIT 99


             TRICON REPORTS A 34 PERCENT INCREASE IN SECOND QUARTER
                 ONGOING OPERATING EARNINGS TO $0.60 PER SHARE


LOUISVILLE, KY (July 20, 1999) - Tricon Global Restaurants, Inc. (NYSE:YUM) reported second quarter ongoing operating earnings of $97 million, or $0.60 per share, a 34 percent increase. Ongoing operating EPS is from operations and does not include the impact of previously disclosed accounting changes and unusual charges.


Highlights for the quarter:
---------------------------

o Record worldwide store level margins of 15.7 percent, a 170 basis point improvement. This improvement includes over 140 basis points from operations. Our number one leaders, our restaurant general managers, continue to define an "act like an owner" mentality through their commitment to the improved profitability of their restaurants.

o International operating profits grew almost 60 percent led by a continued turnaround of our Asia business. Our international system expects to open over 650 stores in 1999 and is poised for even stronger unit growth in 2000 and beyond.

o Same store sales grew nine percent at Pizza Hut driven by the continued success of the Big New Yorker pizza launched in the first quarter, on top of nine percent growth last year. Each of our U.S. brands posted positive same store sales growth for the fourth consecutive quarter.

o Franchise fees grew by 16 percent driven by units acquired from us, new unit development and same store sales growth. At the end of the quarter, franchisees and licensees owned 70 percent of the system, up from 65 percent in the second quarter of last year. This year we expect our franchisees and licensees to open over 1,500 new units worldwide, reflecting their confidence in the economics and future of our concepts.

o Through a combination of strong refranchising proceeds and operating cash flow we paid down over $300 million of debt, driving net debt down to below $3 billion. Tricon sold over 400 stores in the quarter and over 600 year-to-date. Facility action net gains in the quarter totaled $0.49 per share, or $133 million pre-tax.

Andrall Pearson, Chairman and CEO said: "Once again, our results for the quarter are proof that we're making meaningful progress towards our core operating and financial priorities. This is our sixth consecutive quarter of strong operating performance. What's most notable is that we were able to achieve these results despite the fact that our promotional tie-in with Star Wars was surprisingly ineffective at driving sales and actually slowed momentum in the U.S. The strength of the fundamentals of our business continues to make our brands attractive investment opportunities for franchisees evidenced by their interest in opening new units and also acquiring units from us. As a result, our financial restructuring is clearly ahead of schedule with an almost three-fold increase in our return on net assets over the past two years to more than 20 percent. In addition, by reducing our debt by $1.7 billion since the spin-off, our company is positioned for future growth with a significantly stronger balance sheet."


Third Quarter and Balance of Year Outlook
-----------------------------------------

"Reflecting the vitality of our underlying business, we're moving quickly to regain the top line momentum in our U.S. businesses that was lost as a result of the negative effect of our Star Wars promotional tie-in," Mr. Pearson added. "Our U.S. brands have each refocused their efforts on product news and food focused advertising. For the third quarter we're hopeful that all three of our U.S. businesses will post their fifth consecutive quarter of positive same store sales gains and we are now targeting for ongoing operating EPS to be up about ten to fifteen percent in the quarter, and up about 32 percent for the year. This growth excludes accounting changes and unusual items."

o The fourth quarter is built around what we believe is the strongest marketing program Tricon has ever had, including the launch of our much-anticipated line of chicken sandwiches at KFC and Taco Bell's launch of their new product called "The Chalupa." At Pizza Hut, we will continue to drive value with the Big New Yorker and also a proven Stuffed Crust promotion.

o Based on our robust pipeline, we now expect to refranchise at least 1,300 stores this year, up from our previous forecast of 1,000 stores. For the year we now expect to earn about $0.80 - $0.85 per share from net facility actions.

o We continue to expect higher franchise fees and the benefits of deleverage to offset the loss of company store level profits from refranchised stores.

o For the year we expect to pay down at least $750 million of debt, up from our previous expectations of $500 million, driven by strong refranchising proceeds and operating cash flow. This should bring our net debt level down to about $2.5 billion by year end.

o In the second quarter we began to materially benefit from our strategic tax planning initiatives and our full-year ongoing operating tax rate improved to 41 percent. We expect to be able to sustain this rate into 2000 and beyond.

"Since our spin-off as a focused restaurant company, we've proven our ability to deliver against the three strategic priorities we identified: getting more from our existing assets by driving sustainable same store sales and higher margins, investing in higher return businesses such as our proven multibranding program and franchise development and exiting low return businesses through refranchising. This will give us real momentum going into 2000," said Mr. Pearson.


Second Quarter Results*
-----------------------

o    New unit development and same store sales drove system sales growth.

     -    U.S.   system   sales   increased   five   percent  both  quarter  and
          year-to-date.
     - International system sales increased eight percent for the quarter and seven percent, year-to-date.

o As expected, our refranchising efforts and closures of poor performing units drove our revenues down despite same store sales growth and new unit development.

     - U.S. revenues declined nine percent in the quarter and eight percent year-to-date.
     - International revenues increased three percent for the quarter and one percent year-to-date.
     - Franchise and license fees increased 16 percent in the quarter and 15 percent year-to-date driven by units acquired from us and new unit development, as well as franchise same store sales growth.

o Pizza Hut company same store sales in the U.S. increased nine percent driven by the continued success of the Big New Yorker on top of nine percent growth last year.

o KFC posted a two percent increase in company same store sales for the quarter while Taco Bell company same store sales grew one percent.

o Year-to-date company same store sales were up 12 percent, three percent and two percent at Pizza Hut, KFC and Taco Bell, respectively.

o Company store level margins as a percent of sales increased 170 basis points for the quarter.

o Base store level margins increased over 140 basis points driven by same store sales growth primarily from favorable price and product mix shifts.

o Year-to-date, margins increased 300 basis points which includes 35 basis points from portfolio effect.

o General and administrative expense (G&A), including foreign exchange gains/losses and income/losses from joint ventures, was up slightly in the quarter and up four percent year-to-date.

o The effective tax rate on ongoing operating income for the second quarter was 40 percent versus 43 percent in 1998 primarily due to a reduction in the rate on foreign operations. We now expect our full year ongoing effective operating EPS tax rate to be 41 percent.

o In the second quarter the favorable aggregate impact of previously disclosed accounting changes totaled $0.02 per share and unusual charges totaled $0.01 per share.

*These results should be read in conjunction with the attached financial summary.

Financial Summary
-----------------

                                                        Second Quarter 1999
                                                        -------------------
                                                    (MMs except per share amounts)

                                         Quarter             %             Year-to-Date           %
                                 -----------------------   Change    ----------------------    Change
                                    1999        1998        B/(W)       1999         1998       B/(W)
                                 ----------  ----------   --------   ----------  ----------   --------
 System Sales(a)                 $   5,002   $   4,736         6     $   9,808   $   9,293         6

 Company revenues(b)                 1,886       2,007        (6)        3,699       3,929        (6)

 Ongoing operating profit(c)     $     214   $     189        13     $     406   $     328        24
 Interest expense                       51          67        25           103         136        24
 Income tax provision                   66          53       (24)          125          84       (48)
                                 ----------  ----------              ----------  ----------
 Ongoing operating earnings(c)   $      97   $      69        40     $     178   $     108        65
                                 ==========  ==========              ==========  ==========

 Earnings per diluted share
  components:
 Ongoing Operating Earnings      $    0.60    $   0.45        34     $    1.10    $   0.70        58
 Accounting changes(d)                0.02           -        NM          0.06           -        NM
 Facility actions net gain            0.49        0.27        79          0.61        0.37        63
 Unusual charges(e)                  (0.01)          -        NM         (0.01)          -        NM
                                 ----------  ----------              ----------  ----------
 Total                           $    1.10   $    0.72        52     $    1.76    $   1.07        64
                                 ==========  ==========              ==========  ==========

(a) Represents combined sales of company, franchised, licensed, and joint venture units.
(b)  Revenues include company sales and franchise fees.
(c)  Before accounting changes, facility actions net gain and unusual charges.
(d) Includes both required and discretionary changes, which are more fully described in our 1999 first quarter Form 10-Q.
(e) Primarily includes additional costs related to wage and hour litigation and additional costs to streamline our international business as more fully described in our 1999 first quarter Form 10-Q.

This  announcement  contains  forward-looking  statements  within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These "forward-looking" statements reflect management's expectations and are based upon currently available data; however, actual results are subject to future events and uncertainties, which could cause actual results to differ from those projected in these statements. Factors that can cause actual results to differ materially include economic and political conditions in the countries and territories where Tricon operates, the impact of such conditions on consumer spending and currency exchange rates, pricing pressures resulting from competitive discounting, new product and concept development by Tricon and other food industry competitors, the success of our refranchising strategy, fluctuations in commodity prices, supplier contracts, and actuarially determined casualty loss estimates. Further information on factors that could affect Tricon's financial and other results are included in the company's Forms 10-Q and 10-K, filed with the Securities and Exchange Commission.

Contact:          Lynn A. Tyson
                  Vice President, Investor Relations
                  502-874-8617

                                                             TRICON Global Restaurants, Inc.
                                                     Condensed Consolidated Statement Of Operations
                                                  (tabular amounts in millions, except per share amounts)
                                                                         (unaudited)


                                                12 Weeks Ended          %              24 Weeks Ended           %
                                           ----------------------    Change(a)     ---------------------   Change(a)
                                             6/12/99    6/13/98        B/(W)        6/12/99    6/13/98        B/(W)
                                           ----------  ----------   -----------   ----------  ----------   ----------
REVENUES
Company sales                              $   1,723   $   1,867         (8)      $   3,385   $   3,657         (7)
Franchise and license fees                       163         140         16             314         272         15
                                           ----------  ----------                 ----------  ----------
                                               1,886       2,007         (6)          3,699       3,929         (6)
                                           ----------  ----------                 ----------  ----------
Costs and expenses, net
Company restaurants
  Food and paper                                 534         591         10           1,062       1,170          9
  Payroll and employee benefits                  481         545         12             944       1,083         13
  Occupancy and other operating expenses         437         469          7             849         941         10
                                           ----------  ----------                 ----------  ----------
                                               1,452       1,605         10           2,855       3,194         11
General, administrative and other
  expenses(b)                                    214         213         (1)            422         407         (4)
Facility actions net gain(c)                    (133)        (73)        82            (167)       (102)        64
Unusual charges(d)                                 4           -         NM               4           -         NM
                                           ----------  ----------                 ----------  ----------
Total costs and expenses, net(b)(e)            1,537       1,745         12           3,114       3,499         11
                                           ----------  ----------                 ----------  ----------

Operating Profit                                 349         262         33             585         430         36

Interest expense, net                             51          67         25             103         136         24
                                           ----------  ----------                 ----------  ----------

Income Before Income Taxes                       298         195         53             482         294         64

Income Tax Provision(f)                          119          83        (43)            197         128        (54)
                                           ----------  ----------                 ----------  ----------

Net Income                                 $     179   $     112         59       $     285   $     166         71
                                           ==========  ==========                 ==========  ==========

Basic EPS Data
--------------
  EPS                                      $    1.16   $    0.74         58       $    1.86   $    1.09         70
                                           ==========  ==========                 ==========  ==========
  Average Shares Outstanding                     154         152         (1)            153         152         (1)
                                           ==========  ==========                 ==========  ==========

Diluted EPS Data
----------------
  EPS                                      $    1.10   $    0.72         52       $    1.76    $   1.07         64
                                           ==========  ==========                 ==========   =========
  Average Shares Outstanding                     163         155         (5)            162         155         (5)
                                           ==========  ==========                 ==========   =========

NM - Not Meaningful

See accompanying notes.

                                                                TRICON Global Restaurants, Inc.
                                                   Supplemental Schedule of Reportable Operating Segments'
                                                                 Revenues and Operating Profit
                                                                      (in millions)
                                                                       (unaudited)

                                                12 Weeks Ended         %             24 Weeks Ended             %
                                           ----------------------   Change(a)     ----------------------   Change(a)
                                             6/12/99     6/13/98       B/(W)       6/12/99     6/13/98        B/(W)
                                           ----------  ----------   ----------    ----------  ----------   ----------
SYSTEM SALES
  United States                            $   3,389   $   3,239          5       $   6,609   $   6,296          5
  International                                1,613       1,497          8           3,199       2,997          7
                                           ----------  ----------                 ----------  ----------
  Worldwide                                $   5,002   $   4,736          6       $   9,808   $   9,293          6
                                           ==========  ==========                 ==========  ==========

REVENUES
  United States
    Company sales                          $   1,282   $   1,435        (11)      $   2,546   $   2,816        (10)
    Franchise and license fees                   113          95         19             215         182         18
                                           ----------  ----------                 ----------  ----------
   Total United States                         1,395       1,530         (9)          2,761       2,998         (8)
                                           ----------  ----------                 ----------  ----------
  International
    Company sales                                441         432          2             839         841          -
    Franchise and license fees                    50          45         10              99          90         10
                                           ----------  ----------
  Total International                            491         477          3             938         931          1
                                           ----------  ----------                 ----------  ----------
  Worldwide                                $   1,886   $   2,007         (6)      $   3,699   $   3,929         (6)
                                           ==========  ==========                 ==========  ==========

RESTAURANT MARGIN(b)(e)
  United States                            $     208   $     211         (1)      $     412   $     361         14
  International                                   63          51         24             118         102         16
                                           ----------  ----------                 ----------  ----------
  Worldwide                                $     271   $     262          4       $     530   $     463         15
                                           ==========  ==========                 ==========  ==========

RESTAURANT MARGIN AS A PERCENT OF COMPANY
  SALES
  United States                                16.3%       14.7%     1.6 ppts.      16.2%      12.8%        3.4 ppts.
  International                                14.2%       11.8%     2.4 ppts.      14.0%      12.1%        1.9 ppts.
  Worldwide                                    15.7%       14.0%     1.7 ppts.      15.7%      12.7%        3.0 ppts.

OPERATING PROFIT
  United States                            $     207   $     190          9       $     391   $     316         24
  International                                   57          35         59             112          77         44
                                           ----------  ----------                 ----------  ----------
  Total                                          264         225         17             503         393         28
  Unallocated expenses                           (42)        (36)       (14)            (78)        (65)       (20)
  Foreign exchange loss                           (2)          -         NM              (3)          -         NM
  Facility actions net gain(c)                   133          73         82             167         102         64
  Unusual charges(d)                              (4)          -         NM              (4)          -         NM
                                           ----------  ----------                 ----------  ----------
  Total Operating Profit(b)(e)             $     349   $     262         33       $     585   $     430         36
                                           ==========  ==========                 ==========  ==========

NM - Not Meaningful

See accompanying notes.

NOTES TO THE CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND SUPPLEMENTAL SCHEDULE OF REPORTABLE OPERATING SEGMENTS' REVENUES AND OPERATING PROFIT:
(tabular dollar amounts in millions, except per share amounts)

Certain items have been reclassified in the condensed consolidated financial statements for prior periods to conform with the fiscal 1999 presentation. These reclassifications had no effect on previously reported net income.

(a)  Percentages may not recompute due to rounding.

(b) Included in our 1999 operating results are several accounting and human resource policy changes. These changes fall into three categories:

     o Required Changes in Generally Accepted Accounting Principles ("GAAP") resulting in a benefit of approximately $1 million for both the quarter and year-to-date,
     o Discretionary methodology changes implemented to more accurately measure certain liabilities resulting in a benefit of approximately $1 million and $11 million, for the quarter and year-to-date, respectively and
     o Policy changes driven by our accounting and human resource standardization programs resulting in a benefit of approximately $4 million for both the quarter and year-to-date.

     These changes impacted our results as follows:

                                             12 Weeks         24 Weeks
                                              Ended             Ended
                                             6/12/99           6/12/99
                                           ----------       -----------
      Restaurant margin                    $     2          $     8
      General, administrative and
       other expenses                            4                8
                                           ----------       -----------
      Operating profit                     $     6          $    16
                                           ==========       ===========

      U.S.                                       7               18
      International                             (1)              (2)
                                           ----------       -----------
      Total                                $     6          $    16
                                           ==========       ===========

      After-tax impact                     $     4          $    10
                                           ==========       ===========
      Per basic share                      $  0.02          $  0.06
                                           ==========       ===========
      Per diluted share                    $  0.02          $  0.06
                                           ==========       ===========

(c)  Facility actions net gain includes the following:

                                                          12 Weeks Ended           24 Weeks Ended
                                                       ---------------------   ----------------------
                                                        6/12/99     6/13/98      6/12/99     6/13/98
                                                       ---------   ---------   ---------    ---------
      Refranchising gains                              $    141    $     79    $    178     $    108
      Store closure costs                                     1           2           -            2
      Impairment charges for stores that
        will continue to be used in the business             (7)         (8)         (7)          (8)
      Impairment charges for stores to be closed
        in the future                                        (2)          -          (4)           -
                                                       ---------   ---------   ---------    ---------
                                                       $    133    $     73    $    167     $    102
                                                       =========   =========   =========    =========

      U.S.                                             $    129    $     63    $    162     $     90
      International                                           4          10           5           12
                                                       ---------   ---------   ---------    ---------
      Total                                            $    133    $     73    $    167     $    102
                                                       =========   =========   =========    =========

      After-tax net gain                               $     80    $     43    $     99     $     58
                                                       =========   =========   =========    =========
      Per basic share                                  $   0.52    $   0.28    $   0.65     $   0.38
                                                       =========   =========   =========    =========
      Per diluted share                                $   0.49    $   0.27    $   0.61     $   0.37
                                                       =========   =========   =========    =========

     Facility actions net gain in 1999 includes favorable adjustments to our 1997 fourth quarter charge of $3 million ($2 million after-tax or $0.01 per diluted share) in the quarter and $4 million ($3 million after-tax or $0.02 per diluted share) year-to-date. These adjustments relate to decisions to retain certain stores originally expected to be disposed of and better-than-expected proceeds from stores disposed of.

(d) Unusual charges of $4 million ($2 million after-tax or $0.01 per diluted share) in the quarter and year-to-date 1999 primarily include:

     o Additional costs of defending the wage and hour litigation as more fully described in our 1998 Form 10-K and 1999 first quarter Form 10-Q and
     o Additional severance and other exit costs related to strategic decisions to streamline the infrastructure of our international business as more fully described in our 1998 Form 10-K and 1999 first quarter Form 10-Q.

(e) Year-to-date restaurant margin and operating profit includes a favorable impact of approximately $21 million ($13 million after-tax or $0.08 per diluted share) resulting from favorable self-insurance adjustments as determined by our independent actuary primarily related to 1998. These adjustments reflect improved casualty loss trends across all three of our U.S. operating companies and were recorded in the first quarter of 1999.

(f) The effective tax rates on reported income were 40.0% and 42.6% for the 12 weeks ended June 12, 1999 and June 13, 1998, respectively. The effective tax rates on reported income were 40.9% and 43.5% for the 24 weeks ended June 12, 1999 and June 13, 1998, respectively.

                                                TRICON Global Restaurants, Inc.
                                               Restaurant Units Activity Summary
                                              For the 12 Weeks Ended June 12, 1999
                                                        (unaudited)

                                    Company-      Joint        Fran-
                                    Operated     Ventured      chised    Licensed      Total
                                   ----------   ----------    --------   --------    ---------
KFC U.S.
Balance at March 20, 1999           1,635            -          3,435         56       5,126
  New openings and acquisitions        15            -             27          -          42
  Refranchising and licensing         (47)           -             47          -           -
  Closures and divestitures            (8)           -             (9)        (4)        (21)
                                   ----------   ----------    --------   --------    ---------
Balance at June 12, 1999            1,595            -          3,500         52       5,147
                                   ==========   ==========    ========   ========    =========
Pizza Hut U.S.
Balance at March 20, 1999           2,828            -          4,087      1,479       8,394
  New openings and acquisitions        47            -             25         69         141
  Refranchising and licensing        (130)           -            130          -           -
  Closures and divestitures           (35)           -            (65)       (87)       (187)
                                   ----------   ----------    --------   --------    ---------
Balance at June 12, 1999            2,710            -          4,177      1,461       8,348
                                   ==========   ==========    ========   ========    =========
Taco Bell U.S.
Balance at March 20, 1999           1,545            -          3,553      1,731       6,829
  New openings and acquisitions         2            -             36         26          64
  Refranchising and licensing        (146)           -            145          1           -
  Closures and divestitures            (7)           -            (94)       (78)       (179)
                                   ----------   ----------    --------   --------    ---------
Balance at June 12, 1999            1,394            -          3,640      1,680       6,714
                                   ==========   ==========    ========   ========    =========
Total U.S.
Balance at March 20, 1999           6,008            -         11,075      3,266      20,349
  New openings and acquisitions        64            -             88         95         247
  Refranchising and licensing        (323)           -            322          1           -
  Closures and divestitures           (50)           -           (168)      (169)       (387)
                                   ----------   ----------    --------   --------    ---------
Balance at June 12, 1999            5,699            -         11,317      3,193      20,209
                                   ==========   ==========    ========   ========    =========
Total International
Balance at March 20, 1999           2,151        1,120          5,903        322       9,496
  New openings and acquisitions        21           21             95          7         144
  Refranchising and licensing        (127)          (2)           129          -           -
  Closures and divestitures           (14)          (5)           (49)       (23)        (91)
                                   ----------   ----------    --------   --------    ---------
Balance at June 12, 1999            2,031        1,134          6,078        306       9,549
                                   ==========   ==========    ========   ========    =========
Total
Balance at March 20, 1999           8,159        1,120         16,978      3,588      29,845
  New openings and acquisitions        85           21            183        102         391
  Refranchising and licensing        (450)          (2)           451          1           -
  Closures and divestitures           (64)          (5)          (217)      (192)       (478)
                                   ----------   ----------    --------   --------    ---------
Balance at June 12, 1999            7,730(a)     1,134(a)      17,395      3,499      29,758
                                   ==========   ==========    ========   ========    =========
% of Total                          26.0%         3.8%          58.4%       11.8%     100.0%

(a) Includes 57 Company and 4 Joint Ventured units approved for closure but not yet closed at June 12, 1999.


                                                TRICON Global Restaurants, Inc.
                                               Restaurant Units Activity Summary
                                              For the 24 Weeks Ended June 12, 1999
                                                        (unaudited)

                                    Company-      Joint        Fran-
                                    Operated     Ventured      chised    Licensed      Total
                                   ----------   ----------    --------   --------    ---------
KFC U.S.
Balance at December 26, 1998(a)     1,633            -          3,414         58       5,105
  New openings and acquisitions        26            -             55          -          81
  Refranchising and licensing         (47)           -             47          -           -
  Closures and divestitures           (17)           -            (16)        (6)        (39)
                                   ----------   ----------    --------   --------    ---------
Balance at June 12, 1999            1,595            -          3,500         52       5,147
                                   ==========   ==========    ========   ========    =========
Pizza Hut U.S.
Balance at December 26, 1998(a)     2,985            -          3,982      1,445       8,412
  New openings and acquisitions        49            -             42        141         232
  Refranchising and licensing        (245)           -            245          -           -
  Closures and divestitures           (79)           -            (92)      (125)       (296)
                                   ----------   ----------    --------   --------    ---------
Balance at June 12, 1999            2,710            -          4,177      1,461       8,348
                                   ==========   ==========    ========   ========    =========
Taco Bell U.S.
Balance at December 26, 1998(a)     1,614            -          3,466      1,772       6,852
  New openings and acquisitions         8            -             77         56         141
  Refranchising and licensing        (204)           -            201          3           -
  Closures and divestitures           (24)           -           (104)      (151)       (279)
                                   ----------   ----------    --------   --------    ---------
Balance at June 12, 1999            1,394            -          3,640      1,680       6,714
                                   ==========   ==========    ========   ========    =========
Total U.S.
Balance at December 26, 1998(a)     6,232            -         10,862      3,275      20,369
  New openings and acquisitions        83            -            174        197         454
  Refranchising and licensing        (496)           -            493          3           -
  Closures and divestitures          (120)           -           (212)      (282)       (614)
                                   ----------   ----------    --------   --------    ---------
Balance at June 12, 1999            5,699            -         11,317      3,193      20,209
                                   ==========   ==========    ========   ========    =========
Total International
Balance at December 26, 1998(a)     2,165        1,120          5,788        321       9,394
  New openings and acquisitions(b)     67           29            198         18         312
  Refranchising and licensing        (175)          (5)           186         (6)          -
  Closures and divestitures(b)        (26)         (10)           (94)       (27)       (157)
                                   ----------   ----------    --------   --------    ---------
Balance at June 12, 1999            2,031        1,134          6,078        306       9,549
                                   ==========   ==========    ========   ========    =========
Total
Balance at December 26, 1998(a)     8,397        1,120         16,650      3,596      29,763
  New openings and acquisitions(b)    150           29            372        215         766
  Refranchising and licensing        (671)          (5)           679         (3)          -
  Closures and divestitures(b)       (146)         (10)          (306)      (309)       (771)
                                   ----------   ----------    --------   --------    ---------
Balance at June 12, 1999            7,730(c)     1,134(c)      17,395      3,499      29,758
                                   ==========   ==========    ========   ========    =========
% of Total                          26.0%         3.8%          58.4%      11.8%      100.0%


(a) A total of 114 units have been reclassified from U.S. to International to reflect the transfer of management responsibility.
(b) Company new openings and acquisitions and franchise closures and divestitures include stores acquired by the Company from franchisees of 9 units for International.
(c) Includes 57 Company and 4 Joint Ventured units approved for closure but not yet closed at June 12, 1999.